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                                                                    EXHIBIT 4(e)



                            DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Participant's or Owner's ("Owner") Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

This Endorsement modifies the "AMOUNT OF DEATH BENEFIT" under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the Contract.

The following is added to the "DEFINITIONS" section of the Contract:

            "CONTINUATION DATE" - The Date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Contract; and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

            "DEATH BENEFIT ADJUSTMENT" -- Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal a, b or c, whichever is applicable, as follows:

                        (a) Where only Purchase Payment(s) or Gross Purchase Payment(s) are received after the specified point in time, the dollar value of the Purchase Payments or Gross Purchase Payment(s) will be added to the Death Benefit payable; or

                        (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Contract Value was reduced at the time of the Withdrawal; or

                        (c) Where Purchase Payment(s) or Gross Purchase Payment(s) have been received and Withdrawals made after the specified point in time, the Death Benefit amount payable will be adjusted by Purchase Payment(s) or Gross Purchase Payment(s) received after a specified point in time, reduced by any Withdrawal received after that specified point in time in the same proportion that the Contract Value was reduced at the time of the Withdrawal.

            "NET PURCHASE PAYMENT(S)" - the sum of all Purchase Payment(s) reduced for each Withdrawal in the same proportion that the Contract Value is reduced by such Withdrawal.

            "REQUIRED DOCUMENTATION" - (a) Due Proof of Death that the Owner or the Spousal Beneficiary died before the Annuity Date; and (b) an election form specifying the payment options and (c) any other documentation We may require.

            "SPOUSAL BENEFICIARY" - the original deceased Owner's surviving spouse who is designated as the primary Beneficiary at the time of the Owner's death and may continue the Contract as the Owner on the Continuation Date.

            "WITHDRAWAL(S)" - amount(s) withdrawn from the Contract Value including any charges and fees applicable to each such Withdrawal.



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Item 3 under the section titled "DEATH OF OWNER BEFORE THE ANNUITY DATE" in the
Contract is modified as follows:

      3. "If eligible, continue the Contract as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value, calculated as of the Owner's date of death. This amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the Spousal Beneficiary."

OPTIONS I and II under the section titled "AMOUNT OF DEATH BENEFIT" in the Contract are modified as follows:

OPTION I:  PURCHASE PAYMENT ACCUMULATION ("PPA") OPTIONAL DEATH BENEFIT

If the Owner was age [74 or younger] on the Contract Date, upon Our receipt at Our Annuity Service Center of all Required Documentation, We will calculate the Death Benefit and it will be the greatest of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation; or

            (2) [100% of] Net Purchase Payment(s) compounded at [3%] interest until the earlier of the Owner's [75th] birthday or the date of death; and a Death Benefit Adjustment for Purchase Payment(s) transacted after the Owner's [75th] birthday but prior to the Owner's [86th] birthday and/or Withdrawals transacted after the Owner's [75th] birthday; or

            (3) [100% of] Contract Value at the [seventh] Contract anniversary and a Death Benefit Adjustment for Purchase Payment(s) transacted after the [seventh] Contract anniversary but prior to the Owner's [86th] birthday and/or Withdrawals transacted after the [seventh] Contract anniversary; or

            (4) [100% of] Gross Purchase Payment(s) received prior to the Owner's [86thth] birthday reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawal(s).

PPA SPOUSAL BENEFICIARY CONTINUATION DEATH BENEFIT

If the Spousal Beneficiary continues the Contract on the Continuation Date and the original deceased Owner had elected the PPA, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

     If the Spousal Beneficiary was age [74 or younger] on the Continuation Date and death occurs prior to the [86th] birthday, upon Our receipt at Our Annuity Service Center of all Required Documentation, We will calculate the Death Benefit and it will be the greatest of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation; or

            (2) [100% of] Contract Value on the Continuation Date; and a Death Benefit Adjustment for Purchase Payment(s) and/or Withdrawals transacted since the Continuation Date compounded at [3%] interest until the earlier of the Spousal Beneficiary's [75th] birthday or the date of death; and a further Death Benefit Adjustment for Purchase Payment(s) transacted after the Spousal Beneficiary's [75th] birthday but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Spousal Beneficiary's [75th] birthday; or



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         (3)      [100% of] Contract Value at the [seventh] Contract anniversary and a Death Benefit Adjustment for Purchase Payment(s) transacted after the [seventh] Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or
                  Withdrawals transacted after the [seventh] Contract anniversary; or

         (4) [100% of] Contract Value on the Continuation Date and a Death Benefit Adjustment for Gross Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date.

      If the Spousal Beneficiary was at least age [75 but younger than age 83] on the Continuation Date and death occurs prior to the [86th] birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            (2) [100% of] Contract Value on the Continuation Date and a Death Benefit Adjustment for Gross Purchase Payment(s) transacted after the Spousal Beneficiary's [75th] birthday but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

            (3) [100% of] the Maximum Anniversary Value after the Continuation Date that occurs prior to the Spousal Beneficiary's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

                  As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary and a Death Benefit Adjustment for Purchase Payment(s) transacted after that Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted since that Contract anniversary.

      If the Spousal Beneficiary was at least age [83 but younger than age 85] on the Continuation Date, and death occurs prior to the [86th] birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greater of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            (2)   The lesser of:

                        (a) [100% of] Contract Value on the Continuation Date and a Death Benefit Adjustment for Gross Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date.; or

                        (b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

      If the Spousal Beneficiary was at age [86] or older at the time of death, upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit will be [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.




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OPTION II:  MAXIMUM ANNIVERSARY VALUE ("MAV") DEATH BENEFIT OPTION:

If the Owner was age [82 or younger] on the Contract Date and death occurs prior to the [90th] birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit and it will be the greatest of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            (2) [100% of] Gross Purchase Payment(s) received prior to the Owner's [86th] birthday, reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawal; or

            (3) [100% of] the Maximum Anniversary Value that occurs prior to the Owner's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

                  As of the date of receipt at Our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary and a Death Benefit Adjustment for Purchase Payment(s) transacted since that Contract anniversary but prior to the Owner's [86th] birthday and/or Withdrawals transacted since that Contract anniversary.

  If the Owner was at least age [83 but younger than age 86] on the Contract Date, and death occurs prior to the [90th] birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center We will calculate the Death Benefit and it will be the greater of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            (2)   The lesser of:

                        a) [100% of] Gross Purchase Payment(s) received prior to the Owner's [86th] birthday reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawal; or

                        b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

If the Owner was age [90] or older at the time of death, and the Maximum Anniversary Value Death Benefit is elected, the Death Benefit will be [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

MAV SPOUSAL BENEFICIARY CONTINUATION DEATH BENEFIT

If the Spousal Beneficiary continues the Contract on the Continuation Date and the original deceased Owner had elected the MAV, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

         If the Spousal Beneficiary was age [82 or younger] on the Continuation Date, upon Our receipt at Our Annuity Service Center of all Required Documentation, We will calculate the Death Benefit and it will be the greatest of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or



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            (2)   [100% of] Contract Value as of the Continuation Date and a
                  Death Benefit Adjustment for Gross Purchase Payment(s) transacted after that Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

            (3) [100% of] the Maximum Anniversary Value after the Continuation Date that occurs prior to the Spousal Beneficiary's [83rd] birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

                  As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary that occurs after the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s)transacted after that Contract anniversary but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted since that Contract anniversary.

           If the Spousal Beneficiary was at least age [83 but younger than age 86] on the Continuation Date, and death occurs prior to the [86th] birthday, upon Our receipt at Our Annuity Service Center of all Required Documentation We will calculate the Death Benefit and it will be the greater of:

            (1) [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            (2)   The lesser of:

                        (a) [100% of] Contract Value on the Continuation Date; and a Death Benefit Adjustment for Gross Purchase Payments transacted after the Continuation Date but prior to the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

                        (b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

            If the Spousal Beneficiary was age [86] or older at the time of death, the Death Benefit will be [100% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.



Signed for the Company to be effective on the Contract Date.

AIG SUNAMERICA LIFE ASSURANCE COMPANY



/s/ CHRISTINE A. NIXON                      /s/ JANA W. GREER
-------------------------------------       ------------------------------------
       Christine A. Nixon                              Jana W. Greer
           Secretary                                     President



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